EXHIBIT 99.1

RPX Announces First Quarter 2015 Financial Results

SAN FRANCISCO – April 28, 2015 – RPX Corporation (NASDAQ: RPXC), the leading provider of patent risk management solutions, today announced its financial results for the first quarter ended March 31, 2015.

Financial Highlights

•	Subscription revenue for the first quarter of fiscal 2015 was $66.2 million, up 9% compared to $60.8 million in the prior year period

•	Revenue for the first quarter of fiscal 2015 totaled $83.3 million, up 35% compared to $61.9 million in the prior year period

•	Client count for the first quarter of fiscal 2015 increased by 20 net clients bringing our total client network to 224 as of March 31, 2015

“We saw good results across all of our metrics in the first quarter, including the size of our network, number of insurance policy holders, fee revenue and cash generation,” said John A. Amster, Chief Executive and Co-founder of RPX Corporation. "We are off to a solid start to 2015 and are pleased by our continued success in reducing patent risk for technology companies."

Summary Results

Revenue for the first quarter was $83.3 million, compared to $61.9 million in the first quarter of 2014.

Net acquisition spend during the quarter totaled $53.6 million, and included 24 new acquisitions of patent assets, in addition to the exercise of previously negotiated options to acquire licenses for new clients.

GAAP net income for the first quarter was $18.0 million or $0.33 per diluted share, compared to $9.9 million or $0.18 per diluted share in the first quarter of 2014.

Non-GAAP net income for the first quarter, which excludes stock-based compensation and the amortization of acquired intangibles (in each case, net of tax), was $21.2 million or $0.38 per diluted share, compared to $12.7 million or $0.23 per diluted share in the first quarter of 2014.

As of March 31, 2015, RPX had cash, cash equivalents and short-term investments of $370.6 million.

Business Outlook

This outlook reflects the Company’s current and preliminary view and may be subject to change. Please see the paragraph regarding “Forward-Looking Statements” at the end of this news release.

The Company provided the following business outlook for the second quarter of fiscal 2015:

Subscription revenue[1]	$67.0 - $67.5 million
Fee-related revenue	$0.0 million
Total revenue	$67.0 - $67.5 million
Net income (non-GAAP)	$9.1 - $9.6 million
Effective tax rate (non-GAAP)	37%
Weighted-average diluted shares outstanding	55.6 million

The Company provided the following unchanged business outlook for the full year 2015:

Subscription revenue[1]	$265.0 - $275.0 million
Fee-related revenue	$20.0 - $25.0 million
Total revenue	$285.0 - $300.0 million
Cost of revenue (non-GAAP)	$145.0 - $150.0 million
SG&A (non-GAAP)	$60.0 - $64.0 million
Net income (non-GAAP)	$50.0 - $54.0 million
Effective tax rate (non-GAAP)	37%
Weighted-average diluted shares outstanding	55.9 million
Net acquisition spend	$170.0 million

The above outlook is forward-looking. Actual results may differ materially. Please refer to the information under the caption “Use of Non-GAAP Financial Information” below.
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[1] Subscription revenue is comprised of revenue generated from membership subscription services, premiums earned from insurance policies, and management fees.

Conference Call

RPX management will host a conference call and live webcast for analysts and investors at 2:00 p.m. PDT/5:00 p.m. EDT on April 28, 2015. Parties in the United States and Canada can access the call by dialing 1-888-466-4462, using conference code 1229965. International parties can access the call by dialing 1-719-325-2463, using conference code 1229965.

RPX will offer a live webcast of the conference call which can be accessed from the “Investor Relations” section of the Company’s website at http://ir.rpxcorp.com. An audio replay of the conference call will also be available approximately two hours after the call and will be available for 30 days. To hear the replay, parties in the United States and Canada should call 1-888-203-1112 and enter conference code 1229965. International parties should call 1-719-457-0820 and enter conference code 1229965.

About RPX Corporation

RPX Corporation (NASDAQ: RPXC) is the leading provider of patent risk solutions, offering defensive buying, acquisition syndication, patent intelligence, insurance services, and advisory services. Since its founding in 2008, RPX has introduced efficiency to the patent market by providing a rational alternative to litigation. The San Francisco-based company’s pioneering approach combines principal capital, deep patent expertise, and client contributions to generate enhanced patent buying power. By acquiring patents and patent rights, RPX helps to mitigate and manage patent risk for its growing client network.

Use of Non-GAAP Financial Information

This news release dated April 28, 2015 contains non-GAAP financial measures. Tables are provided in this news release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP cost of revenue, non-GAAP selling, general and administrative expenses, non-GAAP net income, and non-GAAP net income per share.

To supplement the Company’s condensed consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management is excluding from its non-GAAP operating results stock-based compensation expenses (inclusive of related employer payroll taxes), the amortization of acquired intangible assets (other than patents) and related tax effects. Management uses these non-GAAP measures to evaluate the Company’s financial results, and believes these non-GAAP measures may prove useful to investors who wish to consider the impact of certain items when comparing the Company’s financial performance with that of other companies. The adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results, trends and performance. The presentation of additional information should not be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Forward-Looking Statements

This news release and its attachments contain forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding the future financial performance of RPX as well as any statements regarding the Company’s strategic and operational plans. The Company’s actual results may differ materially from those predicted or implied in these forward-looking statements. Factors that may contribute to such differences include, among others, the Company’s ability to maintain an adequate rate of growth, the success of the Company’s insurance business and other new initiatives, and the Company’s ability to attract new clients and retain existing clients. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. More information about potential factors that could affect the Company’s business and financial results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual report on Form 10-K and its quarterly reports on Form 10-Q on file and available at the SEC’s website at www.sec.gov. The Company does not intend, and undertakes no duty, to update any forward-looking statements to reflect future events or circumstances.

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Contacts:

Investor Relations	Media Relations
JoAnn Horne	Allan W. Whitescarver
Market Street Partners	RPX Corporation
+1-415-445-3233	+1-415-852-3171
ir@rpxcorp.com	media@rpxcorp.com

RPX Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue	$83,287	$61,888
Cost of revenue	34,759	28,920
Selling, general and administrative expenses	19,459	17,255
Operating income	29,069	15,713
Other income, net	121	99
Income before provision for income taxes	29,190	15,812
Provision for income taxes	11,159	5,952
Net income	$18,031	$9,860

Net income per common share:
Basic	$0.33	$0.19
Diluted	$0.33	$0.18
Weighted-average shares used in computing net income per common share:
Basic	54,175	52,803
Diluted	55,197	54,443

RPX Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$118,858	$78,019
Short-term investments	251,725	239,514
Restricted cash	785	584
Accounts receivable	15,351	24,793
Prepaid expenses and other current assets	8,353	3,466
Deferred tax assets	4,400	4,400
Total current assets	399,472	350,776
Patent assets, net	256,898	236,349
Property and equipment, net	4,230	4,151
Intangible assets, net	3,095	3,526
Long-term investments	4,355	—
Goodwill	19,978	19,978
Restricted cash, less current portion	1,091	1,091
Other assets	1,128	26,100
Deferred tax assets, less current portion	720	93
Total assets	$690,967	$642,064
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,583	$235
Accrued liabilities	7,190	14,257
Deferred revenue	152,602	133,316
Deferred payment obligations	5,935	—
Other current liabilities	857	640
Total current liabilities	168,167	148,448
Deferred revenue, less current portion	5,809	2,893
Deferred payment obligations, less current portion	4,355	—
Other liabilities	5,770	5,678
Total liabilities	184,101	157,019
Stockholders’ equity:
Common stock	5	5
Additional paid-in capital	330,274	326,280
Retained earnings	176,611	158,868
Accumulated other comprehensive income	(24)	(108)
Total stockholders’ equity	506,866	485,045
Total liabilities and stockholders’ equity	$690,967	$642,064

RPX Corporation
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Operating activities
Net income	$18,031	$9,860
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,011	28,418
Stock-based compensation	3,881	3,802
Excess tax benefit from stock-based compensation	(316)	(694)
Amortization of premium on investments	1,435	1,608
Deferred taxes	(738)	(893)
Other	—	(500)
Changes in assets and liabilities:
Accounts receivable	9,442	25,406
Prepaid expenses and other assets	(5,323)	463
Accounts payable	1,348	467
Accrued and other liabilities	(6,802)	(2,601)
Deferred revenue	22,102	2,791
Net cash provided by operating activities	77,071	68,127
Investing activities
Purchases of investments	(57,663)	(51,125)
Maturities of investments	44,559	59,945
Increase in restricted cash	(201)	—
Purchases of property and equipment	(547)	(426)
Acquisitions of patent assets	(28,636)	(56,153)
Net cash used in investing activities	(42,488)	(47,759)
Financing activities
Proceeds from deferred payment obligations	6,270	—
Proceeds from exercise of stock options and other common stock issuances	671	582
Tax withholdings related to net share settlements of restricted stock units	(857)	(901)
Excess tax benefit from stock-based compensation	316	694
Repurchase of common stock	(144)	—
Net cash provided by financing activities	6,256	375
Net increase in cash and cash equivalents	40,839	20,743
Cash and cash equivalents at beginning of period	78,019	100,155
Cash and cash equivalents at end of period	$118,858	$120,898

RPX Corporation
Reconciliation of GAAP to Non-GAAP Net Income Per Share
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Net income	$18,031	$9,860
Stock-based compensation[1]	3,992	3,919
Amortization of acquired intangible assets[2]	431	305
Income tax adjustments[3]	(1,290)	(1,369)
Non-GAAP net income	$21,164	$12,715
Non-GAAP net income per share:
Basic	$0.39	$0.24
Diluted	$0.38	$0.23
Shares used in computing non-GAAP net income per share:
Basic	54,175	52,803
Diluted	55,197	54,443

RPX Corporation
Reconciliation of GAAP to Non-GAAP Cost of Revenue
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Cost of revenue	$34,759	$28,920
Amortization of acquired intangible assets[2]	(50)	(56)
Non-GAAP cost of revenue	$34,709	$28,864

RPX Corporation
Reconciliation of GAAP to Non-GAAP Selling, General and Administrative Expenses
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Selling, general and administrative expenses	$19,459	$17,255
Stock-based compensation[1]	(3,992)	(3,919)
Amortization of acquired intangible assets[2]	(381)	(249)
Non-GAAP selling, general and administrative expenses	$15,086	$13,087

RPX Corporation
Additional Metrics
(in thousands, except client and headcount data)
(unaudited)

	As of and for the Three Months Ended March 31,
Operating Metrics	2015	2014
Number of clients	224	178
Net additions	20	10
Trailing four quarters	46	32
Gross acquisition spend	$924,718	$58,653
Trailing four quarters	$1,025,233	$161,467
Net acquisition spend	$53,636	$55,653
Trailing four quarters	$134,451	$152,717
Full time equivalent headcount	151	133
	As of and for the Three Months Ended March 31,
Financial Metrics	2015	2014
Subscription revenue[4]	$66,244	$60,788
Fee-related revenue	17,043	1,100
Total revenue	$83,287	$61,888
Cash, cash equivalents and short-term investments	$370,583	$302,714
Deferred revenue, current and noncurrent	$158,411	$140,534

[1] RPX excludes stock-based compensation and related employer payroll taxes from its non-GAAP financial measures.
[2] RPX excludes amortization expense related to intangible assets (other than patents) acquired in conjunction with the acquisition of businesses from its non-GAAP financial measures.
[3] Amount reflects income taxes associated with the above noted non-GAAP exclusions.
[4] Subscription revenue is comprised of revenue generated from membership subscription services, premiums earned from insurance policies, and management fees.